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                                                                    EXHIBIT 10.1


                        SUBLEASE AND CONSENT AGREEMENT
                        ------------------------------

         This SUBLEASE AND CONSENT AGREEMENT (the "Sublease Agreement") made as of December 1, 2000 by and between VERYFINE PRODUCTS, INC., a Massachusetts corporation with a principal office at 20 Harvard Road, Littleton, MA 01460 (the "Sublandlord"), MATRIXONE, INC. a Delaware corporation, having a principal office at 2 Executive Drive, Chelmsford, MA 01824 (the "Subtenant"), and CORTLAND APPLE LIMITED PARTNERSHIP, a Massachusetts limited partnership with a principal office at 20 Harvard Road, Littleton, MA 01460 (the "Landlord").

                             W I T N E S S E T H:

          WHEREAS, pursuant to (i) that certain Commercial Lease dated as of September 28, 1989, as amended by First Amendment to Lease dated July 28, 1993, Second Amendment to Lease dated June 23, 1999 and Third Amendment to Lease dated November 8, 2000 (a copy of which is annexed hereto as Exhibit A-1), and (ii) that certain Commercial Lease dated as of September 28, 1999, as amended by First Amendment to Lease dated July 28, 1993, Second Amendment to Lease dated June 23, 1999 and Third Amendment to Lease dated November 8, 2000 (a copy of which is annexed hereto as Exhibit A-2) (the leases referenced in subclauses (i) and (ii), above, are collectively and individually referred to as, the "Master Lease"), true and complete copies of which have been delivered to Subtenant, Landlord leased to Sublandlord, as Tenant, the land with the building (the "Building") and improvements thereon, known as and numbered 210 Littleton Road, Westford, Massachusetts, as more particularly described in the Master Lease (the "Demised Premises"); and

          WHEREAS, subject to the agreements, covenants and conditions herein contained Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Sublessee, the land and entire Building containing approximately 52,000 square feet, and being shown on the plan attached hereto as Exhibit B (the "Subleased Premises") (it being understood and agreed that for the purposes of this Sublease, the Subleased Premises and Demised Premises are synonymous); and

          WHEREAS, Landlord is willing to consent to said Sublease and amend the Master Lease on the terms and conditions of this Sublease Agreement;

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.        DEMISE.

                    1.1 Sublandlord, in consideration of the rents herein reserved and of the agreements, covenants and conditions herein contained and expressed on the part of Subtenant to be kept, performed and observed, hereby demises and lets unto Subtenant and Subtenant hereby

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leases from Sublandlord the Subleased Premises. The Subleased Premises are
leased in an "as is" condition, it being agreed that prior to the Commencement Date (as hereinafter defined), except as provided in Section 3.2 below, all furnishings and other personal property of Sublandlord shall be removed from the Subleased Premises.
          Subject to the terms and conditions of the Master Lease, Subtenant shall have available for its use and that of its employees and invitees all the marked parking spaces in the parking lot of the Subleased Premises at no additional charge.

          Subtenant at its expense may install interior and exterior signage, subject to the requirements of any law applicable thereto, and in the case of signage visible from Littleton Road, subject to the approval of Sublandlord. At the expiration of the term or upon termination of this Sublease, if sooner, Subtenant shall at it expense, cause such signage to be removed and repair the portion of the Building or Demised Premises altered in the erection or removal of such sign.

          2.        TERM

                    2.1 (a) Sublandlord will vacate and deliver sole possession of the Subleased Premises to Subtenant no earlier than December 1, 2000, and no later than December 31, 2000 (the "Delivery Date"). Sublandlord shall notify Subtenant of such delivery by written notice substantially in the form of Exhibit D attached hereto and delivered by confirmed fax or by courier. Prior to the Delivery Date, Sublandlord will permit Subtenant and its contractors and agents reasonable access to the Building to prepare for renovations to be conducted after the Delivery Date.

          (b) The initial term of this Sublease (the "initial term") shall commence upon the day immediately following the Delivery Date (the "Commencement Date") and shall end on December 31, 2010, unless sooner terminated in accordance with the terms hereof. Landlord and Sublandlord agree to extend the term of the Master Lease such that it is coterminous with the initial term of the Sublease Agreement. Notwithstanding the Commencement Date, rent hereunder shall not commence until the earlier of: (i) thirty (30) days from the Commencement Date; or (ii) the completion of the Subtenant's renovations to the Demised Premises (hereinafter, the "Rent Commencement Date").

          (c) Provided (i) Subtenant is not then in default of any term, covenant, or provision of this Sublease, and (ii) this Sublease is still in full force and effect, then Subtenant shall have the right to extend the term of this Sublease for an additional period (the "extended term") beginning immediately following the expiration of the initial term of this Sublease and ending five
(5) years thereafter. All of the terms, covenants and provisions of this Sublease shall apply to such extended term except that the annual Fixed Rent for such extended term shall be the market rate at the commencement of such extended term for like type properties in the Westford area, as designated by such Landlord. If Subtenant shall elect to exercise the aforesaid option, it shall do so by giving Sublandlord notice in writing of its intention to do so not later than nine (9) months prior to the expiration of the then current term of this Sublease, in which event Sublandlord shall exercise its option to extend pursuant to the Master Lease. If Subtenant gives such notice, the extension of this Sublease shall be automatically effected without the

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execution of any additional documents. The original term and the extended term are herein collectively called the "term". If Subtenant disagrees with Sublandlord's designation of the market rate, and the parties cannot agree upon the market rate not later than sixty (60) days prior to the expiration of the initial term, then the market rate shall be submitted to arbitration as follows: market rate shall be determined by impartial arbitrators, one to be chosen by Sublandlord, one to be chosen by Subtenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Sublandlord and Subtenant. Sublandlord and Subtenant shall each notify the other of its chosen arbitrator within five (5) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within fifteen (15) days after their designation, they shall so notify the then President of the Boston Bar Association and request him or her to select an impartial third arbitrator, who shall be an office building owner, a real estate counselor or a broker dealing with like types of properties, to determine market rate as herein defined. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within ten (10) days following the conclusion of such hearing and notify Sublandlord and Subtenant thereof. Sublandlord and Subtenant shall share equally the expense of the third arbitrator (if any). If the dispute between the parties as to a market rate has not been resolved before the commencement of Subtenant's obligation to pay the Fixed Rent based upon such market rate, then Subtenant shall pay the Fixed Rent under the Sublease based upon the market rate designated by Sublandlord until either the agreement of the parties as to the market rate, or the decision of the arbitrators, as the case may be, at which time Subtenant shall pay any underpayment of the Fixed Rent to Sublandlord or Sublandlord shall refund any overpayment of the Fixed Rent to Subtenant. Notwithstanding any of the foregoing to the contrary, Fixed Rent for such extended term shall not be less than the Fixed Rent in effect immediately prior to such extended term.

          3.   RENT

               3.1 Subtenant covenants and agrees to pay to Sublandlord, at its address first hereinabove written or at such other address as Sublandlord may by notice in writing to Subtenant from time to time direct, on the Rent Commencement Date and thereafter, monthly, in advance, fixed rent (the "Fixed Rent") (i) during the initial term in an annual amount equal to $1,352,000; and
(ii) during the extended term in an amount equal to the market value Fixed Rent determined in accordance with the provisions of Section 2.1(b) hereof. Fixed Rent shall be payable in equal installments of 1/12 of the annual Fixed Rent, in advance, on the Rent Commencement Date and thereafter, monthly, on the first day of each calendar month during the Sublease. Fixed Rent for any partial month shall be paid by Subtenant at such rate on a prorated basis, and if the Sublease term commences on a day other than the first day of a calendar month, the first payment which Subtenant shall make shall be a payment equal to a proportionate part of such monthly Fixed Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month.

               3.2 Upon the Commencement Date, Subtenant shall pay to Sublandlord a one-time payment of $600,000 for the purchase of the furniture listed in Exhibit E.

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               3.3  In addition to the Fixed Rent, Subtenant shall pay to
Sublandlord during the term, as additional rent for the Subleased Premises, all amounts payable as additional rent under the Master Lease by Sublandlord (as Tenant under the Master Lease), including, without limitation, taxes and operating expenses as required under Section 5 thereof (the "Additional Rent"). Landlord and Sublandlord hereby agree that Subtenant shall at any time have the right in Landlord's name, Sublandlord's name or Subtenant's name, to protest or seek a reduction of any tax assessment or levy or to institute a suit for the recovery of any tax paid or for the exclusion of the Subleased Premises from any proposed improvement or special assessment district, and Landlord agrees to render to Subtenant all assistance reasonably possible, including joining in and signing any protest or pleading Subtenant may deem advisable. Subtenant agrees to reimburse Landlord for any reasonable out of pocket costs and expenses incurred by Landlord in connection with such assistance. Landlord agrees to provide Subtenant with satisfactory documentation evidencing the costs and expenses incurred by Landlord including, without limitation, copies of paid invoices, cancelled checks and statements for professional services rendered.

               3.4 Subtenant covenants and agrees to pay such Additional Rent in monthly installments (in the same manner as for Fixed Rent under subsection
3.1 above) commencing on the Commencement Date, with subsequent installments due and payable on the first day of each calendar month thereafter. Sublandlord's initial direction for the payment of such Additional Rent is as set out in Exhibit C attached hereto, but Sublandlord reserves the right to change such direction from time to time, subject to the provisions of this Section 3.4. Sublandlord may from time to time deliver to Subtenant a statement or statements of Additional Rent due under Section 3.3 hereof, and, upon request of Subtenant, reasonable documentation evidencing amounts charge to Subtenant. Subtenant shall pay to Sublandlord, within fifteen (15) days after receipt from Sublandlord of such statement or statements, together with any documentation reasonable requested by Subtenant, the amount of such Additional Rent accrued as of the monthly rental payment date directly preceding the day of such payment, less any amounts theretofore paid on account thereof. To the extent Sublandlord shall be required to make on a monthly basis any payments which Subtenant shall be required to pay in respect of Additional Rent, Subtenant shall, upon notice from Sublandlord, pay to Sublandlord an amount equal to one-twelfth (1/12) of such Additional Rent on such monthly rental payment date thereafter, until receipt by Subtenant of a statement from Sublandlord with respect to a change in Additional Rent due hereunder. Thereafter, Additional Rent shall be adjusted and paid as set forth above, based on the Additional Rent set forth in the most recent statement received from Sublandlord.

               3.5 In the event that payments of Additional Rent, as set forth above with respect to any period fully within the term hereof, exceed the Additional Rent actually due for such period, Sublandlord shall credit such excess against amounts due from Subtenant at the time of delivery of Sublandlord's next statement as aforesaid.

               3.6 Subtenant shall also pay as Additional Rent all amounts payable by Sublandlord with respect to maintenance and repair of the Demised Premises pursuant to Section 10 of the Master Lease, to the extent such amounts are not included as expenses payable pursuant to Section 5 thereof.

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               3.7  Additional Rent shall be adjusted as of the commencement and termination dates of this Sublease. In the event that the amount of Additional Rent due hereunder is not known prior to the termination date, a final adjustment shall be made between Subtenant and Sublandlord promptly after such amount is know.

               3.8 Subtenant shall also be responsible for payment for all bills and charges with respect to all electricity, gas, telephone, water, sewer and other utilities that are used or consumed in the Subleased Premises, and not included in other charges to be paid pursuant to Section 3.3 or as contained elsewhere in this Sublease. All bills and charges therefor shall be paid by Subtenant directly to the appropriate authority responsible for collection thereof.

               3.9 All other costs and expenses which Subtenant is required to pay under this Sublease, including without limitation costs for additional services or additional utilities supplied to the Subleased Premises by Sublandlord or Landlord, if any, together with all penalties that may accrue thereon in the event of the Subtenant's failure to pay such amounts and all reasonable actual out of pocket costs and expenses which Sublandlord may incur by reason of any failure of Subtenant to comply with the terms of this Sublease, shall be deemed to be Additional Rent when due and payable. Sublandlord shall have all rights and remedies with respect to such failure as Sublandlord has for the non-payment of Fixed Rent.

               3.10 Subtenant shall pay to Sublandlord a late charge of one and one-half percent (1.5%) per month, or any part thereof, on all amounts due to Sublandlord under this Sublease which are not paid when due and payable. However, no more often than once in each calendar year, the late charge will be waived if Subtenant pays all such amounts within five (5) days after the date on which they became due and payable.

          4.   SECURITY DEPOSIT.

               4.1 In addition to the amount paid by Subtenant to Sublandlord pursuant to Section 3.1 to be applied toward the first monthly rental payment hereunder, Subtenant shall, upon the Commencement Date, pay to Sublandlord a sum equal to eighteen (18) months Fixed Rent (the "Security Deposit") which shall be held by United States Trust Company of Boston (the "Escrow Agent"), as security for the full and faithful observance, payment and performance by Subtenant of all the terms, covenants and conditions of this Sublease upon Subtenant's part to be performed. Subtenant shall be responsible for the reasonable costs and expenses of Escrow Agent in connection with the performance and administration of the Escrow Agent's duties under the aforementioned escrow arrangement. The terms of the escrow agreement shall permit the Escrow Agent to pay to Sublandlord all or a portion of the Security Deposit upon delivery by Sublandlord to Escrow Agent of a written notice executed by a duly authorized representative of the Sublandlord, with a copy to Subtenant, requesting a specific amount of the Security Deposit and specifying the obligation of Subtenant under this Sublease to which the requested funds are to be applied. The Security Deposit shall be held in a money market mutual fund with all income accruing to Subtenant and paid to Subtenant on an annual basis. If all or any part of the Security Deposit is applied to an obligation of Subtenant hereunder, Subtenant shall immediately

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upon request by Sublandlord restore the Security Deposit to the amount in effect immediately prior to such application. Subtenant shall not have the right to call upon Sublandlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Subtenant, but such use shall be solely in the discretion of Sublandlord. Upon any conveyance by Sublandlord of its interest under this Sublease, Sublandlord's interest in the Security Deposit shall be assigned by Sublandlord to Sublandlord's grantee or transferee.
Provided that said grantee or transferee delivers to the Subtenant a written acknowledgment of the grantee's and/or transferee's obligations to the Subtenant with respect to this Sublease and the Master Lease, the Subtenant agrees to look solely to such grantee or transferee for the application and return of the Security Deposit. Notwithstanding the foregoing, on each anniversary date of the Commencement Date, provided that Subtenant is not in default under the terms of this Sublease, Sublandlord shall direct the escrow agent to return to Subtenant a portion of the Security Deposit in the amount of $150,000.00. Provided, however, that in no event shall the total Security Deposit held by Sublandlord at any time be less than the aggregate of six (6) months' Fixed Rent. It is further understood that this provision shall also apply to subsequent grantees and transferees.

          5.   PERMITTED USES.

               5.1 Subtenant shall use the Subleased Premises for business office use and other uses incidental thereto to the extent permitted by law and consistent with the use of the Building as a so-called first-class office building and for no other purposes.

          6.   NO ASSIGNMENT OR SUBLETTING.

               6.1 Subtenant may not assign this Sublease or sublet any portion of the Subleased Premises without the prior written consent of Sublandlord (which consent by Sublandlord shall not be unreasonably withheld or delayed), Landlord and Landlord's mortgagee (to the extent that a mortgage requires mortgagee's consent thereto). Notwithstanding the foregoing, Subtenant shall have the right, without Sublandlord's prior written consent, to assign this Sublease or sublet the Subleased Premises to any trust the beneficial owner of which is the Subtenant, or to any corporation into which or with which Subtenant merges or consolidates and to any parent, subsidiary, or affiliated corporation of Subtenant, provided that the resulting entity from such merger or consolidation shall have a net worth not less than Subtenant's net worth prior to such merger or consolidation, and provided further that any such assignee or sublessee shall deliver to Sublandlord a counterpart original of a document reasonably satisfactory to Sublandlord whereby such assignee or sublessee agrees to assume and perform all of the terms and conditions of this Sublease on Subtenant's part from and after the effective date of such assignment or sublease. No such assignment or subletting shall release Subtenant of its liabilities and obligations hereunder except for an assignment of this Sublease to a corporation into which or with which Subtenant merges or consolidates.

          7.   CONDITION OF THE PREMISES.

               7.1 Subtenant acknowledges that except as otherwise expressly provided herein, neither Sublandlord nor any person on behalf of the Sublandlord has made any warranties or

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representations regarding the condition or suitability of the Subleased
Premises, and that Subtenant has inspected the Subleased Premises to its satisfaction prior to the execution of this Sublease.

         8.    SURRENDER.

               8.1 At the termination of this Sublease, Subtenant shall surrender the Subleased Premises to Sublandlord, broom clean with all alterations, additions and improvements thereto, in as good condition as on the date of delivery to Subtenant or as the Subleased Premises may be put in during the term of the Sublease, reasonable wear and tear and loss by fire and casualty excepted. If Subtenant continues in occupancy of the Subleased Premises after the termination of this Sublease, such occupancy shall be deemed a tenancy at sufferance, terminable at Sublandlord's election with twenty (20) days notice to Subtenant or anyone claiming under Subtenant, whether or not Sublandlord receives any payments for use and occupancy of the Subleased Premises during such tenancy. For each day after the expiration of the term, or the earlier termination of this Sublease, and prior to Subtenant's performance of its obligations to surrender the Demised Premises under this Article 8, Subtenant shall (i) pay to Sublandlord rent in the amount of 1.5 times the Fixed Rent (applicable as of the last month of the term) computed on a daily basis, together with all Additional Rent payable with respect to each such day, and
(ii) defend, indemnify and hold harmless the Sublandlord from and against all loss, claims, cost and damage resulting from Subtenant's delay in surrendering the Subleased Premises as above provided.

          9.   INSURANCE.

               9.1 Subtenant shall obtain prior to the Commencement Date, and shall keep in force at all times thereafter, Comprehensive General Liability Insurance in accordance with the broadest form of such coverage as is available from time to time in the jurisdiction in which the Subleased Premises are located naming Sublandlord and Landlord as additional insureds and insuring Subtenant against liability for injury to persons and damage to property, covering all Subtenant's obligations under this Sublease. The minimum limits of liability of such insurance shall be $1 million per occurrence, Bodily Injury Liability (including death) and Property Damage Liability, and shall be for such higher limits, if directed by Landlord, as are customarily carried in that area in which the Building is located upon property similar to the Building.

               9.2 All insurance required under Section 9.1 above shall be written with Subtenant's current insurance company or insurers of recognized responsibility (rated A or A+ by Bests rating service) and in forms customarily in use from time to time in the locality of the Subleased Premises. Subtenant shall, upon request, furnish the Landlord and Sublandlord with duplicates of certificates of said policies, and said policies shall provide that the coverage thereunder may not lapse, be modified, cancelled, or its renewal be refused without ten (10) days prior written notice to Landlord, Sublandlord and Subtenant and if required by Sublandlord or Landlord, to holders of mortgages on the Subleased Premises.

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          10.  INCORPORATION OF PROVISIONS OF
               MASTER LEASE BY REFERENCE.

               10.1 Except as otherwise expressly provided herein, all of the terms, covenants and conditions of the Master Lease are incorporated herein by reference and made a part hereof with the same force and effect as if set forth herein in their entirety, it being understood and agreed that such terms and conditions shall fix the obligations of Subtenant with the same effect as if Subtenant were the tenant in the Master Lease; provided, however, that whenever the terms and conditions of the Master Lease are contradictory to or inconsistent with the terms and conditions hereof, the terms and conditions hereof shall be controlling; provided further that (a) nothing herein contained shall be construed to derogate from the obligations of the Sublandlord and Subtenant to comply with the provisions of the Master Lease; and (b) those incorporated provisions of the Master Lease which are protective and for the benefit of the Landlord shall in this Sublease be deemed to be protective and for the benefit of both the Landlord and Sublandlord, and those provisions of the Master Lease which are protective and for the benefit of the Tenant shall be deemed to be protective and for the benefit of the Tenant and Subtenant.

          11.  COVENANTS OF THE PARTIES.

               11.1 Subtenant covenants and agrees to perform and observe all the terms, covenants and conditions applicable to the Subleased Premises and required to be performed by Sublandlord as Lessee under the Master Lease, except for the obligation to make payments of rent (including additional rent) to Landlord or as otherwise provided herein. Subtenant further agrees that Subtenant's performance of all such obligations shall be performed by Subtenant for the benefit of Sublandlord as well as for the benefit of Landlord, and that Sublandlord shall have, with respect to Subtenant, this Sublease and the Subleased Premises, all of the rights and benefits provided to the Landlord by the Master Lease. Subtenant will exonerate, indemnify and hold harmless Sublandlord from and against any and all claims, suits, obligations, liabilities and damages, including without limitation reasonable attorneys' fees and disbursements, resulting from the material inaccuracy of Subtenant's representations and warranties and the failure by Subtenant to perform, fulfill or observe Subtenant's covenants and agreements set forth in this Sublease.

               11.2 This Sublease and all of the terms, covenants, representations, warranties, agreements and conditions hereof are in all respects subject and subordinate to the Master Lease, and Subtenant covenants and agrees with Sublandlord not to do or permit to be done any act of commission or omission which would constitute a violation or default under the Master Lease if done or permitted to be done by Sublandlord.

               11.3 Sublandlord shall, upon written request by Subtenant, use reasonable efforts to obtain from Landlord all permissions and consents needed by Subtenant to perform any act permitted by this Sublease when such permissions or consents are required by reason of the incorporation by reference of the terms, covenants and conditions of the Master Lease.

               11.4 Provided that Subtenant is not in default hereunder, Subtenant shall be entitled to the benefit of Landlord's obligations under the Master Lease to the extent such

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obligations relate to the Subleased Premises. Notwithstanding anything contained herein or in the Master Lease to the contrary, however, but subject to Section
11.5 of this Sublease, Sublandlord shall not be responsible for the performance of the Landlord's obligations under the Master Lease, and Sublandlord shall not be liable in damages or otherwise for any negligence of Landlord or for any damage or injury suffered by Subtenant as a result of any act or failure to act by Landlord, or any default by Landlord in the performance of its obligations under the Master Lease, nor shall any such action, failure to act, or default by Landlord constitute a constructive eviction or default by Sublandlord hereunder.

               11.5 In the event of any breach of Landlord's obligations under the Master Lease, Sublandlord hereby authorizes Subtenant to deal directly with Landlord with respect to said breach. In the event that Landlord fails to remedy such breach after such request from Subtenant, Sublandlord, upon the written request of Subtenant shall, if necessary, commence and diligently prosecute proceedings to enforce, in its own name and for the benefit of Subtenant, the performance of any of Landlord's obligations under the Master Lease which Landlord wrongfully fails or refuses to perform. Should Subtenant so request Sublandlord and such enforcement of Landlord's obligations under the Master Lease shall be for the sole benefit of Subtenant, then Subtenant shall indemnify Sublandlord and save Sublandlord harmless from and against any and all liabilities, obligations, claims, damages, fines, penalties, causes of action, costs and expenses (including without limitation reasonable attorney fees and disbursements) imposed upon or incurred by or asserted against Sublandlord by reason of any action or inaction by Sublandlord and/or Subtenant to enforce any obligations of Landlord under the Master Lease for the benefit of Subtenant. Should Subtenant so request Sublandlord, and the enforcement of Landlord's obligations under the Master Lease shall be of mutual benefit to Sublandlord and Subtenant, then the costs and expenses of any such enforcement proceedings shall be shared by Sublandlord and Subtenant in proportion to the benefit conferred. Sublandlord shall promptly provide Subtenant with a copy of any notice by Sublandlord to Landlord with respect to any matter materially affecting the Subleased Premises.

               11.6 Sublandlord shall not incur any liability whatsoever to Subtenant for any injury, inconvenience, incidental or consequential damages incurred or suffered by Subtenant as a result of the exercise by Landlord of any of the rights reserved to Landlord under the Master Lease, nor shall such exercise constitute a constructive eviction or a default by Sublandlord hereunder; provided, however, that Sublandlord shall be liable for damages to Subtenant arising directly from Sublandlord's breach of its covenant in Section
11.9 hereof to perform and observe the terms of the Master Lease, and provided further that if and so long as a recognition agreement between Landlord and Subtenant reasonably acceptable to Subtenant is in effect, all damages under this Section 11.6 arising from and after the effective date of such recognition agreement shall be deemed to have been totally mitigated.

               11.7 Sublandlord covenants that, subject to the terms and conditions of the Master Lease and this Sublease, if and so long as Subtenant keeps and performs each term and condition herein contained on its part to be kept and performed, Subtenant shall not be disturbed in the enjoyment of the Subleased Premises by Sublandlord or by anyone claiming by, through or under Sublandlord.

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               11.8 Sublandlord covenants and agrees that Sublandlord will not enter into any amendment, modification or other agreement with respect to the Master Lease which will prevent or adversely affect the use by Subtenant of the Subleased Premises in accordance with the terms of this Sublease, or increase the obligations of Subtenant, except as provided herein, or decrease its rights under this Sublease, except as provided herein, or in any other way adversely affect Subtenant, or shorten the term of this Sublease (unless acting in accordance with the terms hereof), without the prior written consent of Subtenant.

               11.9 Sublandlord covenants and agrees to perform and observe all the terms, covenants and conditions required to be performed by Sublandlord as Tenant under the Master Lease (including, but not limited to, its obligation to pay fixed rent and additional rent payments to Landlord when due), except for those obligations which Subtenant has agreed to perform under the terms of this Sublease. Sublandlord will exonerate, indemnify and hold harmless Subtenant from and against any and all claims, suits, obligations, liabilities and damages, including, without limitation, reasonable attorneys' fees and disbursements, resulting from the failure by Sublandlord to perform, fulfill, or observe Sublandlord's covenants and agreements set forth in the Master Lease

               11.10 Subtenant will give Sublandlord prior written notice of all improvements or renovations. Subtenant will not make material improvements or renovations to the Subleased Premises without the prior written consent of Sublandlord and Landlord.

          12.  DEFAULTS BY SUBTENANT.

               12.1 In the event that Subtenant shall default in the payment of Fixed Rent or Additional Rent hereunder and such default shall continue for seven (7) days after written notice thereof, or shall default in the performance or observance of any of the terms, conditions and covenants of this Sublease, Sublandlord, in addition to and not in limitation of any rights otherwise available to it, shall have the same rights and remedies with respect to such default as are provided to the Landlord under the Master Lease with respect to defaults by the Tenant thereunder, with the same force and effect as though all such provisions relating to any such default or defaults were set forth herein in their entirety, and Subtenant shall perform with respect to the Subleased Premises all of the obligations of the Tenant under the Master Lease with respect to such default which are applicable thereto.

               12.2 In the event of a default by Subtenant in the performance of any of its non-monetary obligations hereunder, Sublandlord may, at its option, and without waiving any other remedies for such default herein or at law or by incorporation by reference of the Master Lease provided, at any time thereafter, give written notice to Subtenant that if such default is not cured, or the cure not commenced, within thirty (30) days after receipt of such notice by Subtenant, and if so commenced is not thereafter pursued diligently to completion, Sublandlord may cure such default for the account of Subtenant, and any amount paid or incurred by Sublandlord in so doing shall be deemed paid or incurred for the account of Subtenant and Subtenant agrees to promptly reimburse Sublandlord therefor and save Sublandlord harmless therefrom; provided, however, that Sublandlord may cure any such default as aforesaid prior to the expiration of any waiting period, upon 48 hours prior notice to Subtenant if reasonably necessary to protect Sublandlord's interests under the Master Lease, or without notice if required to prevent injury or damage to persons or property. If Subtenant shall fail to reimburse Sublandlord upon demand for any amount paid for the account of Subtenant hereunder, said amount shall be added to, and become due as a part of, the next payment of Fixed Rent due hereunder.

          13.  TERMINATION; DAMAGE, DESTRUCTION OR EMINENT DOMAIN.

               13.1 This Sublease shall terminate upon any termination of the Master Lease for any reason (subject, however, to the provisions of Section 11.8 hereof) whatsoever which deprives the Sublandlord, as Tenant under the Master Lease, of possession of the Demised Premises, without any liability therefor upon the part of Sublandlord to Subtenant and with the same force and effect as if the date of such termination had expressly been provided in this Sublease as the date of termination hereof.

               13.2 In the event that the rent due to Landlord from Sublandlord as Tenant under the Master Lease shall be abated as a result of damage or destruction to the Subleased Premises or as a result of eminent domain proceedings affecting the Subleased Premises, the rent due to Sublandlord from Subtenant hereunder shall be proportionately abated.

               13.3 Subtenant shall not be entitled to any part of any damages awarded to Sublandlord as the result of an eminent domain proceeding; provided, however, that Subtenant may make a claim against the condemning authority for the value of Subtenant's trade fixtures or other personalty which Subtenant shall be entitled to remove upon termination of the Sublease, provided that such separate award shall not reduce the award payable to Sublandlord.

          14.  MISCELLANEOUS.

               14.1 Additional Representations of Subtenant. Subtenant hereby
                    ---------------------------------------
          represents, warrants and covenants as follows:


          (i) Subtenant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified and in good standing as a foreign corporation in Massachusetts and in any and all other jurisdictions in which the failure to so qualify would have a material adverse effect on its business or operations.

          (ii) The execution, delivery and performance of this Sublease by Subtenant has been duly and validly authorized by all necessary corporate action of Subtenant. Subtenant has all requisite corporate power and authority to enter into this Sublease.

          (iii) The execution, delivery and performance of this Sublease by Subtenant will not violate (a) any provision of its Certificate of Incorporation or By-Laws; (b) any law of any jurisdiction by which Subtenant is bound; or (c) any provision of, or result in a default or acceleration of, or result in the creation of any lien, charge or encumbrance upon any asset of Subtenant pursuant to any agreement, instrument, order, judgment or decision to which Subtenant is a party or by which it is bound.

          (iv) There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending or, to the knowledge of Subtenant, threatened against Subtenant, or against any officer, director or employee thereof, which, if adversely determined, might call into question the validity of this Sublease or which might restrict transactions contemplated by this Sublease.

               14.2 Additional Representations of Sublandlord. Sublandlord
                    -----------------------------------------
hereby represents, warrants and covenants as follows:

          (i) Sublandlord is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and is qualified and in good standing as a foreign corporation in Massachusetts and in any and all other jurisdictions in which the failure to so qualify would have a material adverse effect on its business or operations.

          (ii) The execution, delivery and performance of this Sublease by Sublandlord has been duly and validly authorized by all necessary corporate action of Sublandlord. Sublandlord has all requisite corporate power and authority to enter into this Sublease.

          (iii) The execution, delivery and performance of this Sublease by Sublandlord will not violate (a) any provision of its Articles of Organization or By-Laws; (b) any law of any jurisdiction by which Sublandlord is bound; or (c) any provision of, or result in a default or acceleration of, or result in the creation of any lien, charge or encumbrance upon any asset of Sublandlord pursuant to any agreement, instrument, order, judgment or decision to which Sublandlord is a party or by which it is bound.

          (iv) Except as disclosed to the Subtenant in writing prior to the execution hereof, there is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending or, to the knowledge of Sublandlord, threatened against Sublandlord, or against any officer, director or employee thereof, which, if adversely determined, might call into question the validity of this Sublease or which might restrict transactions contemplated by this Sublease.

          (v) Neither Sublandlord nor Landlord is in default under the Master Lease.

          (vi)      Sublandlord's leasehold interest is not encumbered.

          (vii) Except as disclosed to the Subtenant in writing prior to the execution hereof, there is no litigation or proceeding pending, threatened against or relating to the Subleased Premises.

               14.3 Right of Entry. Sublandlord shall have the right to enter
                    --------------
the Subleased Premises at reasonable times and upon reasonable prior notice (which need not be in writing), except in cases of emergency, for the purpose of inspection, maintenance and repair, exhibiting the Subleased Premises to prospective purchasers, lenders and tenants and for any other reasonable purpose.

               14.4 Notices. Except as otherwise provided in this agreement, all
                    -------
notices, demands or other communications to be given, made or sent by either party to the other under this Sublease shall be deemed to have been fully given, made or sent when made in writing and delivered by hand, or when mailed, by registered or certified mail, return receipt requested, postage prepaid, or sent by Federal Express or comparable overnight courier, addressed to the party at its address first hereinabove written, or in the case of Subtenant to the Subleased Premises, or to such other address or addresses as may from time to time hereafter be designated by the parties by like notice.

               14.5 Binding Effect. This Sublease shall be binding upon, and
                    --------------
shall inure to the benefit of, the parties hereto and their respective personal representatives, successors and permitted assigns.

               14.6 Applicable Law. This Sublease and the rights and obligations
                    --------------
of the parties hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

               14.7 Modification. Neither this Sublease nor any provision hereof
                    ------------
may be waived, modified, amended, discharged or terminated, except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. Any such waiver, modification, amendment, discharge or termination of this Sublease is subject to the prior written approval of Landlord.

               14.8 Approval of Landlord. The obligations of the parties hereto
                    --------------------
are conditioned upon the written approval of Landlord of this Sublease

               14.9 Severability. If any term or provision of this Sublease or
                    ------------
the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to other persons or circumstances shall not be affected thereby, and each term and provisions of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

               14.10 Broker. Each of Sublandlord and Subtenant represents and
                     ------
warrants to the other that it has not dealt with any broker in connection with the transactions contemplated by this Sublease, other than The Staubach Company and Insignia/ESG (collectively, the "Broker"). Each party agrees to indemnify and hold the other harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney fees and disbursements) asserted against or incurred by the other by reason of, or arising out of, any claim for a commission or other fee by any person or firm claiming to have dealt with the indemnifying party in connection with the transactions contemplated by this Sublease or the negotiation hereof, it being agreed that Subtenant shall be solely responsible for commissions due and payable to Insignia/ESG with respect to such transactions, and Sublandlord shall be solely responsible for commissions due and payable to The Staubach Company with respect to such transactions.

               14.11 Notice of Intent to Offer for Sale; Right of First Refusal.
                     ----------------------------------------------------------

               (i) If, after the Commencement Date, Landlord determines that Landlord desires to offer the Subleased Premises for purchase, Landlord shall give Subtenant written notice of such determination.

               (ii) If, after the Commencement Date, Landlord determines that Landlord desires to accept an offer to purchase the Subleased Premises received from another party (the "acceptable offer"), Subtenant shall have a right of first refusal to purchase the Subleased Premises on the same terms and conditions as the acceptable offer. Landlord agrees to give Subtenant prompt notice of each such acceptable offer, specifying its terms and conditions. Subtenant shall have five (5) days from receipt of such notice within which to agree, by written notice to Landlord, to purchase the Subleased Premises on the terms and conditions specified in such notice. If Subtenant exercises its right under this section, Landlord and Subtenant shall, within thirty
          (30) days after such notice to Landlord, execute a purchase and sale agreement on the terms and conditions of the acceptable offer and in form reasonably acceptable to both parties. If Subtenant does not exercise its right within the five (5) day period, Subtenant shall be deemed to have waived its right of purchase on the terms and conditions of the acceptable offer, and Landlord shall be free to sell the Subleased Premises to another party on the specified terms and conditions. Notwithstanding anything contained herein to the contrary, the parties acknowledge and agree that this Section 14.11(ii) shall not apply in the event of (i) foreclosure by Landlord's mortgagee or
          (ii) the granting of a deed in lieu of foreclosure.

               14.12 Subordination and Non-Disturbance. This Sublease Agreement
                     ---------------------------------
shall at all times be subject to and subordinate to the lien of any mortgage or other security instrument that may now or hereafter be placed on the Subleased Premises by Landlord; provided, however, that Landlord shall have obtained from any such mortgagee an agreement in writing, which shall be delivered to Subtenant, providing in substance that so long as Subtenant shall faithfully discharge the obligations on its part to be kept and performed under this Sublease Agreement, its tenancy shall not be disturbed, nor shall this Sublease Agreement be affected by a default under such mortgage, and that in the event of foreclosure or any other enforcement of any such mortgage, the foreclosing mortgagee and any purchaser at such foreclosure sale (or purchaser in lieu of foreclosure) shall be bound to Subtenant under this Sublease Agreement provided that the Subtenant executes an agreement to attorn to such mortgagee or purchaser.

               14.13 Consent. Landlord and Sublandlord hereby agree that
                     -------
wherever either Landlord's or Sublandlord's consent is required pursuant to the terms of this Sublease Agreement or Master Lease, said consent shall not be unreasonably withheld, conditioned or delayed.

               14.14 Environmental Matters. Sublandlord warrants and
                     ---------------------
represents that, notwithstanding anything to the contrary contained or referred to in this Lease, it has not caused the Subleased Premises to be in violation of any law or code pertaining to environmental matters as a result of which liability could be imposed upon Subtenant. Sublandlord shall indemnify, defend and hold harmless Subtenant, its directors, officers, employees, and agents, and any permitted assignees, subtenants or successors to Tenant's interest in the Premises, their directors, officers, employees, and agents, from and against any and all losses, claims, damages, penalties, and liability including all out-of-pocket litigation costs and reasonable attorneys' fees ("Losses") directly or indirectly arising out of the use, generation, storage, release or disposal of Hazardous Materials (as hereinafter defined) by Landlord or Sublandlord, their agents or contractors prior to execution of this Lease or at any time thereafter, except to the extent that such Losses arise in any way out of the acts or omissions of Subtenant, its directors, officers, employees, agents, and permitted assignees, subtenants or successors. Subtenant shall indemnify, defend and hold harmless Sublandlord and Landlord, their directors, officers, employees, and agents, and any successor to Landlord's interest in the Premises, their directors, officers, employees, and agents, from and against any and all Losses directly or indirectly arising out of the use, generation, storage, release or disposal of Hazardous Materials (as hereinafter defined) by Subtenant, its agents or contractors anytime after the execution of this Lease, except to the extent that such Losses arise in any way out of the acts or omissions of Sublandlord, Landlord, their directors, officers, employees, agents, and permitted assignees or successors. For the purpose of this Paragraph, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances," "Hazardous Materials," or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; any other state, local or federal environmental laws; and in the regulations adopted and publications promulgated pursuant to said laws. The provisions of this Paragraph shall survive the expiration or sooner termination of this Sublease Agreement.
               14.15 New Lease. In the event that the fee interest in the
                     ---------
Demised Premises vests at any time after the date hereof in the Sublandlord, the Sublandlord agrees to enter into a new lease within thirty (30) days of the Sublandlord's acquisition of fee title with the Subtenant on the same terms and conditions and priority as the Sublease (as affected by the Master Lease). Until the execution of the new lease, the Sublandlord and Subtenant agree that the Master Lease and this Sublease shall govern the tenancy of the Demised Premises by the Subtenant.

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                                       15

         IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be duly executed under seal as of the date first hereinabove written.

                             VERYFINE PRODUCTS, INC.


                             By:/s/ Samuel B. Rouse
                                ---------------------------------------------
                                    Samuel B. Rouse, its PRESIDENT

                             Date: December 1, 2000
                                  -------------------------------------------


                             MATRIXONE, INC.


                             By: /s/ Maurice L. Castonguay
                                ---------------------------------------------
                                 Maurice L. Castonguay, its Vice President
                                 and Chief Financial Officer

                             Date: December 4, 2000
                                  ------------------------------------------

                             CORTLAND APPLE LIMITED


                            By: /s/ James A. Rouse Jr.
                               ---------------------------------------------
                               James A. Rouse Jr., its GENERAL PARTNER

                            Date: December 1, 2000
                                 -------------------------------------------

                                       16